================================================================================

                        ALLIED WASTE NORTH AMERICA, INC.

                                    As Issuer

                                       and

                          ALLIED WASTE INDUSTRIES, INC.

                                  as Guarantor

                                       and

                       ALLIED WASTE FINANCE (CANADA) LTD.

                                  As Guarantor

                                       and

           THE NEW SUBSIDIARIES AND SUBSIDIARY GUARANTORS NAMED HEREIN

                            As Subsidiary Guarantors

                                       to

                         FIRST BANK NATIONAL ASSOCIATION

                                   As Trustee

                               -------------------

                          Second Supplemental Indenture

                           Dated as of April 30, 1997

                                       to

                                    Indenture

                          Dated as of December 1, 1996

                               -------------------

================================================================================

      THIS SECOND SUPPLEMENTAL INDENTURE dated as of April __, 1997 (the "Second Supplemental Indenture") is among ALLIED WASTE NORTH AMERICA, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office in Scottsdale, Arizona, as Issuer (herein called the "Company"), ALLIED WASTE INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a Guarantor (herein called "Allied Parent"), ALLIED WASTE FINANCE (CANADA) LTD., a corporation duly organized and existing under the laws of Canada, as a Guarantor, each of the Subsidiary Guarantors named in Schedule II hereto as Subsidiary Guarantors, each of the NEW SUBSIDIARIES named in Schedule I hereto (the "New Subsidiaries"), as Subsidiary Guarantors, and FIRST BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").


                                    RECITALS

      Each of the Company and the Guarantors named in the Indenture hereinafter referred to has heretofore executed and delivered to the Trustee a certain Indenture dated as of December 1, 1996, as amended by a First Supplemental Indenture dated as of December 30, 1996 (as so amended, herein called the "Indenture"), pursuant to which 10 1/4% Senior Subordinated Notes due 2006 of the Company were issued. All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      Section 1305(b) provides that the Company shall cause each Person that becomes a Restricted Subsidiary after the date of the Indenture (other than Med Track), upon becoming a Restricted Subsidiary, to become a Subsidiary Guarantor with respect to the Securities in accordance with the terms of the Indenture and the Securities.

      Section 901(6) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to add new Subsidiary Guarantors pursuant to Section 1305 thereof.

      The New Subsidiaries have delivered to the Trustee Opinions of Counsel pursuant to Section 1305(b) of the Indenture, as applicable, stating that this Second Supplemental Indenture has been duly authorized and executed by each New Subsidiary, and constitutes a legal, valid, binding and enforceable obligation of each New Subsidiary (subject to customary exceptions concerning creditors' rights and equitable principles that are acceptable to the Trustee).

      The New Subsidiaries have delivered to the Trustee Opinions of Counsel pursuant to Section 903 of the Indenture stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture.


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
      All things necessary to authorize the Senior Subordinated Guarantees by each New Subsidiary in accordance with the terms of the Indenture, and to make such Senior Subordinated Guarantees and this Second Supplemental Indenture, when executed (in the case of this Second Supplemental Indenture only) by the parties hereto, the valid and binding agreements and obligations of such parties and, with respect to this Second Supplemental Indenture only, supplement to the Indenture have been done and performed.

      NOW, THEREFORE, for and in consideration of the premises and the covenants contained in this Second Supplemental Indenture, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

      SECTION 1. Each New Subsidiary hereby expressly agrees to become upon its execution hereof a Subsidiary Guarantor with respect to the Securities for all purposes under, and in accordance with, the terms of the Indenture and the Securities and to be bound by and subject to each of the provisions of the Indenture and the Securities applicable to Subsidiary Guarantors specifically and Guarantors generally.

      SECTION 2. All covenants and agreements in this Second Supplemental Indenture and pursuant to the terms of the Securities and the Indenture by each New Subsidiary shall bind their respective successors and assigns, whether so expressed or not.

      SECTION 3. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided for or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company or any Guarantor which is delivered to the Company or any Guarantor in accordance with Section 105 of the Indenture shall be deemed thereby to have been delivered also to each New Subsidiary.

      SECTION 4. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 5. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      SECTION 6. This Second Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as specifically amended and supplemented hereby, the Indenture shall continue in full force and effect and is hereby ratified and confirmed. The Trustee accepts the modifications of the Indenture as hereby effected upon the terms and conditions set forth therein.

      SECTION 7. This Second Supplemental Indenture may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 8. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.


                                    ALLIED WASTE NORTH AMERICA, INC.


                                    By:  /s/ Roger A. Ramsey
                                       ---------------------------------
                                         Roger A. Ramsey
                                         Chief Executive Officer


                                    By:  /s/ Henry L. Hirvela
                                       ---------------------------------
                                         Henry L. Hirvela
Attest:                                  Vice President

/s/ Curtis T. Ramsey
---------------------------------


                                    ALLIED WASTE INDUSTRIES, INC.,
                                         as Guarantor


                                    By:  /s/ Roger A. Ramsey
                                       ---------------------------------
                                         Roger A. Ramsey
                                         Chief Executive Officer


                                    By:  /s/ Henry L. Hirvela
                                       ---------------------------------
                                         Henry L. Hirvela
Attest:                                  Vice President

/s/ Curtis T. Ramsey
---------------------------------


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
                                    ALLIED WASTE FINANCE (CANADA) LTD.,
                                         as Guarantor


                                    By: /s/  Steven M. Helm
                                        ----------------------------
                                        Steven M. Helm
Attest:                                 Secretary

/s/  Curtis T. Ramsey
---------------------------------

                                    EACH OF THE SUBSIDIARY GUARANTORS
                                    LISTED ON SCHEDULE I HERETO,
                                        as Subsidiary Guarantors


                                    By: /s/ Henry L. Hirvela
                                        ----------------------------
                                        Henry L. Hirvela
Attest:                                 Executive Vice President

/s/  Curtis T. Ramsey
---------------------------------


                                    EACH OF THE NEW SUBSIDIARIES LISTED
                                    ON SCHEDULE II HERETO,
                                        as Subsidiary Guarantors


                                    By: /s/ Henry L. Hirvela
                                        ----------------------------
                                        Henry L. Hirvela
Attest:                                 Executive Vice President

/s/  Curtis T. Ramsey
---------------------------------


                                    FIRST BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                    By: /s/  Richard H. Prokosch
                                        ----------------------------
                                        Richard H. Prokosch
Attest:                                 Trust Officer

/s/  Kathe M. Barret
---------------------------------

                                   SCHEDULE I





Aegis Waste Solutions, Inc.
Cardinal Ridge Development, Inc.
Selas Enterprises Ltd.
Wayne Disposal - Canton, Inc.
Wayne Disposal - Oakland, Inc.

                                   SCHEDULE II


2686848 Canada Inc.
3240720 Canada Inc.
635952 Ontario Inc.
A and W Disposal Service, Inc.
AAWI, Inc.
Acme Scavenger Service, Inc.
Allied Enviro Engineering, Inc. (Tex. corp.)
Allied Enviroengineering, Inc. (Del. corp.)
Allied Waste Alabama, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Holdings (Canada) Ltd.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Colorado), Inc.
Allied Waste Industries (Midwest), Inc.
Allied Waste Industries (Missouri), Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Alamosa, Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste Industries of Indiana, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Plymouth, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Industries of Virginia, Inc.
Allied Waste Industries of Wyoming, Inc.
Allied Waste of California, Inc.
Allied Waste Services, Inc.
Allied Waste Systems, Inc. (Del. corp.)
Allied Waste Systems, Inc. (Ill. corp.)
Apache Junction Landfill Corporation
Autoshred, Inc.
AWIN Finance Company, Inc.
AWIN Leasing Company, Inc.
Best Disposal Services, Inc.
Bestan Inc.
Bluff Trash Service, Inc.
Brickyard Disposal & Recycling, Inc.

Bulldog Johnny, Inc.
Cass County Disposal, Inc.
CATPAC Two, Inc.
Centre de Tri Transit (1) Inc.
Chuck's Disposal Service, Inc.
Citiwaste, Inc.
City Garbage, Inc.
Clayco Sanitation Company
Community Refuse Disposal, Inc.
Consolidated Processing, Inc.
Container Corporation of Carolina
CRX, Inc.
Dechex Ltee.
Dempsey Waste Systems, Inc.
Dopheide Sanitary Service, Inc.
Duckett Disposal, Inc.
Duke Refuse Disposal, Inc.
Endwaste Inc.
Environmental Control, Inc.
Environmental Development Corp.
Environmental Reclamation Company
EOS Environmental, Inc.
Gestion de Rebuts Quebec Ltee.
Haul-All Sanitation, Inc.
Illiana Disposal Service, Inc.
Illinois Landfill, Inc.
John Spot Portable Services, Inc.
Johnny on the Spot--Portable Toilets, Inc.
K & H Disposal, Inc.
L&M Disposal, Inc.
Laidlaw Waste Systems (Storrington) Ltd.
Laidlaw Waste Systems (Warwick) Ltd.
Laidlaw Energy Technologies Ltd.
Laidlaw Gas Recovery Corporation II, Inc.
Laidlaw Gas Recovery Corporation, Inc.
Laidlaw Gas Recovery Systems, Inc.
Laidlaw Medical Services, Inc.
Laidlaw Medical Services Ltd.
Laidlaw Waste Systems (Adrian) Inc.
Laidlaw Waste Systems (Bellefontaine) Inc.

Laidlaw Waste Systems (Belleville) Inc.
Laidlaw Waste Systems (Bridgeton) Inc.
Laidlaw Waste Systems (Canada) Ltd.
Laidlaw Waste Systems (Celina) Inc.
Laidlaw Waste Systems (Chiquita) Inc.
Laidlaw Waste Systems (Colorado) Inc.
Laidlaw Waste Systems (Dallas) Inc.
Laidlaw Waste Systems (Fort Worth) Inc.
Laidlaw Waste Systems (Houston) Inc.
Laidlaw Waste Systems (Jefferson City) Inc.
Laidlaw Waste Systems (Kansas City) Inc.
Laidlaw Waste Systems (Madison) Inc.
Laidlaw Waste Systems (Michigan) Inc.
Laidlaw Waste Systems (Oklahoma City) Inc.
Laidlaw Waste Systems (Ottawa) Ltd.
Laidlaw Waste Systems (Richmond) Ltd.
Laidlaw Waste Systems (Texas) Inc.
Laidlaw Waste Systems (Valley View) Inc.
Laidlaw Waste Systems Holdings, Inc.
Laidlaw Waste Systems, Inc.
Laidlaw Waste Systems Ltd.
Laidlaw Waste Systems (Durham) Ltd.
Lee County Landfill, Inc.
Lemons Landfill Corporation
Lemons Waste Systems, Inc.
Location Sanico Ltee.
Midwest Land Development Corp.
Midwest Landfill Corporation
Midwest Waste, Inc.
Midwest Waste Industrial, Inc.
Midwest Waste RDF, Inc.
Mr. Potty, Inc.
National Waste Industries, Inc.
National Waste Services, Inc.
Newton County Development Corp.
North American Recycling, Inc.
Ooms Bros. Disposal Service, Inc.
Organized Sanitary Collectors and Recyclers, Inc.
Oscar's Collection Systems of Fremont, Inc.
Ozark Foothills Regional Recycling Facility, Inc.

Pen-Rob, Inc.
Peter Laning Sons, Inc.
Pinal County Landfill Corp.
Poplar Bluff Construction and Development Company, Inc.
Post Disposal Service, Inc.
R.18, Inc.
RCS, Inc.
Sanco, Inc.
Sanico, Inc.
Sanitary Waste Services, Inc.
Service Waste, Inc.
South Holland Scavenger Service, Inc.
South Suburban Disposal, Inc.
Southern States Environmental Services, Inc.
Southwest Disposal Service, Inc.
Streator Area Landfill, Inc.
Sun Services & Liquid Waste Removal, Inc.
Superior Scavenger, Inc.
Superior Services Waste Management, Inc.
T. and W. Disposal Company, Inc.
Tricil (N.Y.), Inc.
Upper Rock Island County Landfill, Inc.
USI/Hustlers, Inc.
Van Weelden Brothers, Inc.
Vermilion Waste Systems, Inc.
W. J. Flyte Corporation
Wastehaul, Inc.
Willey Enterprises, Inc.
Williams County Landfill, Inc.